Exhibit 99.1

KULR Technology Upgraded to OTCQB Listing

KULR, maker of NASA-developed, space-used carbon fiber thermal management and battery safety solutions, will begin trading on OTCQB immediately.

August 14, 2018	Contact: Derek@NovemberGroup.net 786 499 8998

CAMPBELL, CA – KULR Technology Corporation, a subsidiary of KT High-Tech Marketing Inc. (OTCQB: KUTG), announced today that its parent company’s common stock has been approved for upgraded quotation on the OTCQB Venture Market, effective as of August 14, 2018.

The OTCQB is a venture market designed for early-stage and developing US and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. The OTCQB dramatically increases transparency, reporting standards, management certification and compliance requirements for listed companies, resulting in enhanced liquidity and visibility for companies that reach the OTCQB.

“Our up-listing and inclusion in the OTCQB market will ensure greater transparency for our shareholders, customers, partners and the public,” said Michael Mo, CEO of KULR Technology. “We are very happy and honored to elevate into this more established marketplace.”

KULR Technology’s core technology is vertically-aligned carbon fiber material, co-developed with NASA, that is lighter, more flexible, and more efficient than traditional thermal management products. KULR’s carbon fiber has virtually unlimited commercial and industrial applications in areas such as increasing the longevity of electronic components, maximizing the efficiency of energy storage, and contributing to the development and efficiency of electric vehicles and drones.

KULR’s carbon fiber can also be used to dramatically improve battery safety. KULR, in development and testing with a NASA, has developed a thermal shield that can prevent dangerous lithium-ion battery fires and explosions due to thermal runaway. In March, KULR announced an agreement with the National Renewable Energy Laboratory, funded by the U.S. Department of Energy, to be the exclusive manufacturing partner of the Internal Short-Circuit (ISC) device that can cause predictable lithium-ion cell failures in controlled conditions.

Earlier this year, KULR announced that its designs and thermal products will be included in two upcoming NASA-JPL missions – the 2018 CubeSat “Lunar Flashlight” mission and the 2020 Mars mission as part of the Mars Rover SHERLOC equipment which will search for signs of life on Mars.

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About KULR

Founded by some of the foremost experts in aerospace thermal management, KULR Technology is joined by industry veterans in semiconductor and industrial manufacturing. The company’s investors and advisors include industry leaders from US, Japan, and China in the field of electrical vehicles, energy storage, communications, and semiconductors. KULR’s proprietary carbon fiber-based solutions are lighter, higher performance and more compliant than traditional solutions. Some applications of KULR’s carbon fiber material include space exploration, electric vehicles, cameras and laser displays, robotics, servers and data systems, power storage and consumer electronics. https://www.kulrtechnology.com

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our parent entity’s Form 10-K filed on April 17, 2018. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.